 As filed with the Securities and Exchange Commission on  December 12, 1997

                                              REGISTRATION NO. 333-35561
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                               AMENDMENT NO.2 TO

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                MAIL-WELL, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                      23 INVERNESS WAY,
          COLORADO                         SUITE 160             84-1250533
(State or Other Jurisdiction of      ENGLEWOOD, CO 80112     (I.R.S. Employer
 Incorporation or Organization)        (303) 790-8023     Identification Number)

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                             ROGER WERTHEIMER, ESQ.
                          23 INVERNESS WAY, SUITE 160
                              ENGLEWOOD, CO 80112
                                 (303) 790-8023

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                           Herbert H. Davis III, Esq.
                    Rothgerber, Appel, Powers & Johnson LLP
                      1200 Seventeenth Street, Suite 3000
                             Denver, Colorado 80202
                                 (303) 623-9000

  Approximate date of commencement of proposed sale to the public: from time to time after this Registration Statement becomes effective.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]



  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS
                                   ----------

                                 36,531 Shares

                                MAIL-WELL, INC.

                                  COMMON STOCK

  This Prospectus relates to the offering, which is not being underwritten, of up to 36,531 shares of common stock, par value $0.01 per share (the "Shares") of Mail-Well, Inc. ("Mail-Well" or the "Company") which may be offered from time to time by Edward R. Whitehead, a shareholder of the Company, or by authorized transferees (the "Selling Shareholder"). The Company will receive no part of the proceeds of such sales. All of the Shares were originally issued by the Company in connection with the purchase of 100% of the outstanding stock of The Allied Printers, pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), provided by Section 4(2) of the Act and Regulation D thereunder. The Shares are being registered by the Company pursuant to the Stock Purchase Agreement dated July 11, 1997 between the Company and Edward R. Whitehead.

  The Company's Common Stock is listed on the New York Stock Exchange under the symbol "MWL". The Shares may be offered by the Selling Shareholder from time to time in one or more transactions on the New York Stock Exchange at prices prevailing therein, in negotiated transactions at such prices as may be agreed upon, or in a combination of such methods of sale. See "Plan of Distribution." The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Company will pay all expenses incident to the offering and sale of the Shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. See "Selling Shareholder" and "Plan of Distribution."

                              ___________________

SEE "RISK FACTORS" ON PAGES 4 TO 7 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is December 12, 1997

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Such reports and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

  The Company has filed with the Commission a registration statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Such additional information is available for inspection and copying at the offices of the Commission. Statements contained in this Prospectus, in any Prospectus Supplement or in any document incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to, or incorporated by reference in, the Registration Statement, each such statement being qualified in all respects by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents, all of which were previously filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Prospectus:

  (1) the Company's Annual Report on Form 10-K, and the Amendment on Form 10-K/A filed on October 28, 1997 for the year ended December 31, 1996; (File No. 0-26692)

  (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 and the Amendments on Form 10-Q/A filed on September 12, 1997 and October 28, 1997 for the quarter ended June 30, 1997; (File No. 0-26692) and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (File No. 1-12551)

  (3) the description of the Common Stock contained in the Company's registration statement on Form 8-B (File No. 1-12551) filed with the Commission on May 23, 1997; and

  (4) the Company's Current Report on Form 8-K, dated May 20, 1997.

  All reports and documents filed by the Company subsequent to the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Common Stock covered by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of those documents.

  Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is modified or replaced by a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this Prospectus. Any such statement

===============================================================================
  NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT THEREOF.
                                ________________

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
Available Information..............................................       2
Incorporation of Certain Documents by Reference....................       2
The Company........................................................       3
Risk Factors.......................................................       4
Recent Developments................................................       8
Use of Proceeds....................................................       8
Selling Shareholder................................................       8
Plan of Distribution...............................................       8
Legal Matters......................................................       9
Experts............................................................       9

================================================================================

                                MAIL-WELL, INC.



                                  COMMON STOCK



                                ________________

                              P R O S P E C T U S
                                ________________



                                December 12, 1997

================================================================================

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (except for SEC filing fees), all of which are to be borne by the Company, are as follows:

          Printing Expenses.............   $1,000
          Accounting Fees and Expenses..    5,000
          Legal Fees and Expense........    2,500
          SEC Filing Fee................      320
                                           ------

          TOTAL.........................   $8,820
                                           ======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 7-109-101 et seq. of the Colorado Business Corporation Act empowers a Colorado corporation to indemnify its directors, officers, employees and agents under certain circumstance, as well as providing for the elimination of personal liability of directors and officers of a Colorado corporation for monetary damages.

     Article V of the Articles of Incorporation of the Registrant reads as follows:

     "The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he or she is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he or she is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign Corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible."

     Article VI of the Articles of Incorporation of the Registrant reads as follows:

     "There shall be no personal liability of a director to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except that said personal liability shall not be eliminated to the Corporation or to the shareholders for monetary damages arising due to any breach of the director's duty of loyalty to the Corporation or to the shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in section 7-108-403, C.R.S., or any transaction from which a director derived an improper personal benefit. Notwithstanding any other provisions herein, personal liability of a director shall be eliminated to the greatest extent possible as is now, or in the future, provided for by law. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification."

ITEM 16.  EXHIBITS.

     The following Exhibits are filed as a part of this Registration Statement pursuant to Item 601 of Regulation S-K:

     Exhibit
     Number
     ------

     *4.1   Form of Certificate representing the Common Stock, par value $0.01 per share, of the Company
     *4.2   The Company's Articles of Incorporation - incorporated by reference from exhibit 3(i) of the Company's Form 10-Q for the quarter ended
            June 30, 1997
     *5.1   Legal Opinion of Rothgerber, Appel, Powers & Johnson LLP
     *23.1  Consent of Rothgerber, Appel, Powers & Johnson LLP
      23.2  Consent of Deloitte & Touche LLP
     *24.1  Power of Attorney

* Filed Previously

ITEM 17.  UNDERTAKINGS.

   (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on December 12, 1997.

                                MAIL-WELL, INC.



                           By:  /s/           *
                                ------------------------------------------
                                Gerald F. Mahoney, Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                            Date
---------                     -----                            ----

/s/       *                   Chairman of the Board/           December 12, 1997
----------------------------  Chief Executive Officer/Director
Gerald F. Mahoney


/s/       *                   President and CEO                December 12, 1997
----------------------------  American Mail-Well Envelope/
Robert J. Terry               Director

/s/       *                   Vice President/                  December 12, 1997
----------------------------  Chief Financial Officer
Paul V. Reilly

/s/       *                   Director                         December 12, 1997
----------------------------
Frank J. Hevrdejs


/s/     *                               Director   December 12, 1997
-----------------------------
Frank P. Diassi


/s/     *                               Director   December 12, 1997
------------------------------
J. Bruce Duty


                                        Director   December 12, 1997
------------------------------
Jerome W. Pickholz

                                        Director   December 12, 1997
------------------------------
W. Thomas Stevens


* By: /s/ Roger Wertheimer
     -------------------------
     Roger Wertheimer
     Attorney-In-Fact


                               INDEX TO EXHIBITS

EXHIBIT NO.                  EXHIBITS
-----------                  --------

  *4.1 Form of Certificate representing the Common Stock, par value $0.01 per share, of the Company

  *4.2 The Company's Articles of Incorporation - incorporated by reference from exhibit 3(i) of the Company's Form 10-Q for the quarter ended June 30, 1997

   *5.1       Legal Opinion of Rothgerber, Appel, Powers & Johnson LLP

  *23.1       Consent of Rothgerber, Appel, Powers & Johnson LLP

   23.2       Consent of Deloitte & Touche LLP

  *24.1       Power of Attorney

*Filed Previously

                                      II-6